Exhibit 99.1

FOR FURTHER INFORMATION:	FOR IMMEDIATE RELEASE
Andrea K. Tarbox	Tuesday, February 9, 2016

Vice President and Chief Financial Officer

847.239.8812

KAPSTONE REPORTS

FOURTH QUARTER AND FULL YEAR RESULTS

NORTHBROOK, IL — February 9, 2016 — KapStone Paper and Packaging Corporation (NYSE:KS) today reported preliminary results for the fourth quarter and year ended December 31, 2015.

As compared to 2014’s fourth quarter, results for 2015’s fourth quarter are below:

•                  Net sales of $764 million up $201 million, or 36 percent

•                  Net income of $12 million down $22 million, or 65 percent

•                  Diluted EPS of $0.12 down $0.23 per share, or 66 percent

•                  Adjusted EBITDA of $82 million down $20 million, or 20 percent

•                  Adjusted net income of $16 million down $24 million, or 60 percent

•                  Adjusted diluted EPS of $0.17 down $0.24 per share, or 59 percent

As compared to the year ended December 31, 2014, results for the year ended December 31, 2015:

•                  Net sales of $2,789 million up $488 million, or 21 percent

•                  Net income of $106 million down $66 million, or 38 percent

•                  Diluted EPS of $1.09 down $0.67 per share, or 38 percent

•                  Adjusted EBITDA of $404 million down $52 million, or 11 percent

•                  Adjusted net income of $137 million down $52 million, or 28 percent

•                  Adjusted diluted EPS of $1.41 down $0.53 per share, or 27 percent

Roger W. Stone, Chairman and Chief Executive Officer, stated, “2015 was another transformational year for KapStone with the successful integration of Victory Packaging, and we are right on target for achieving our synergies. Our corrugated products volume grew over three percent year-over-year.  However, the year also provided many challenges for us, including the impact of a stronger U.S. dollar resulting in lower export containerboard and extensible grade paper prices with increased competition in certain export markets.

“Fourth quarter was particularly disappointing due primarily to December’s results.  Seasonally weaker demand resulted in an eight-day market shutdown at our Longview mill and box plant, and product mix deteriorated.  Our results were further negatively impacted by poor start-ups after Longview’s outage and at Charleston after completion of a machine upgrade. Together, the market and maintenance downtimes resulted in a loss of 41,000 tons in the fourth quarter with an

estimated EBITDA impact of $10 to $12 million.   Although operationally our Charleston mill weathered the 1,000-year storm very well, fiber prices in the region soared but are expected to gradually be reduced as the region dries out.

“KapStone’s strength continues to be its operating free cash flows which generated $54 million in the fourth quarter despite economic and operational challenges.  The strong cash flows were used to make a $52 million debt prepayment.”

Fourth Quarter Operating Highlights

Consolidated net sales of $764 million in the fourth quarter of 2015 were over $200 million higher than 2014, reflecting $242 million of revenues for Victory Packaging which we acquired in June 2015. During the current quarter, we experienced continued price pressure on exports and increased competition which resulted in our decision to take 27,000 tons of market-related downtime at our Longview mill. The Company sold 658,000 tons of paper during the fourth quarter of 2015 compared to 687,000 tons a year earlier. The Company’s average mill selling price of $646 per ton in the fourth quarter of 2015 decreased by $31 per ton compared to the fourth quarter of 2014 due to the combined impact of lower export and domestic containerboard prices, a weaker Euro and a less favorable product mix.  Average mill selling prices decreased $25 per ton from the third quarter of 2015, reflecting the seasonally less favorable product mix and continued lower export containerboard prices and the partial impact of a west coast domestic containerboard price reduction.

Operating income of $29 million for the 2015 fourth quarter decreased by $33 million, or 54 percent, compared to the 2014 fourth quarter. Financial performance in the current quarter was down from 2014 mainly due to lower export and domestic containerboard prices, the weaker euro, higher planned maintenance outage costs, market-related downtime at the Longview mill, lower mill productivity, and higher depreciation charges offset by the Victory Packaging acquisition and related synergy benefits from increased integration with our mill and plant system.

Interest expense was $9 million for the fourth quarter of 2015, up $2 million from a year ago as a result of additional borrowings to finance the Victory Packaging acquisition and higher interest rates. At December 31, 2015, the average interest rate on our debt was 2.0 percent compared to 1.8 percent at the end of 2014 with the increase driven by the recent increase in interest rates. Due to a $52 million debt prepayment in December 2015, the Company incurred a $0.6 million loss on debt extinguishment. In the fourth quarter of 2014, $150 million of debt prepayments resulted in a loss on debt extinguishment of $3 million.

The effective income tax rate for both the 2015 and 2014 fourth quarters was 34.6 percent.

Full Year Operating Highlights

Consolidated net sales for the year ended December 31, 2015, were $2,789 million, an increase of 21 percent, compared to 2014 sales of $2,301 million.  The increase was primarily due to the seven months of Victory Packaging results as the acquisition occurred on June 1, 2015, partially offset by lower volume and selling prices and a stronger U.S. dollar.

Operating income of $199 million for the year ended December 31, 2015 was lower than 2014’s $300 million by 34%.  The decrease was due to lower selling prices, a less favorable product mix, a stronger U.S. dollar, lower productivity, inflation on compensation and benefits and fiber prices, and higher depreciation charges partially offset by seven months of operating results for Victory Packaging and related synergies with KapStone’s mill and plant system, and lower incentive compensation.

Interest expense for the year ended December 31, 2015 was $34 million, up $2 million from a year ago mainly due to the partial-year effect of borrowings relating to the Victory Packaging acquisition. Interest rates in both years were about 1.8 percent.  Amortization of debt issuance costs were about $6 million for 2015 and 2014. Loss on debt extinguishment totaled $1 million in 2015 compared to $6 million in 2014 reflecting lower voluntary debt prepayments in 2015.

The effective income tax rate for the year ended December 31, 2015 was 34.2 percent compared to 34.0 percent for 2014.  The effective cash tax rate in 2015 was approximately 35 percent.

Cash Flow and Working Capital

Cash and cash equivalents decreased by $1 million in the quarter ended December 31, 2015, from September 30, 2015 to $7 million.   The Company generated $86 million of net cash from operating activities during the fourth quarter and made a $52 million voluntary debt prepayment. Capital expenditures in the fourth quarter reached $32 million.

For the year ended December 31, 2015, cash and cash equivalents decreased by $22 million from December 31, 2014 reflecting cash provided by operating activities of $262 million, cash used for capital expenditures of $127 million, $617 million paid for the Victory Packaging acquisition and $460 million of cash provided by financing activities. Major capital expenditure projects for 2015 included paper machine upgrades at the Charleston and Longview mills, a new corrugator at the Company’s Aurora, Illinois box plant and other corrugating plant upgrades.

At December 31, 2015, the Company had approximately $404 million of working capital and $477 million of revolver borrowing capacity.

Conclusion

In summary, Stone commented, “Our cash flow generation is strong.   We are well-poised and determined to achieve our synergy target with Victory and to steer through the global economic issues facing us in order to grow profitably.”

Conference Call

KapStone will host a conference call at 11 a.m. ET, Wednesday, February 10, 2016, to discuss the Company’s financial results for the 2015 fourth quarter. All interested parties are invited to listen and may do so by either accessing a simultaneous broadcast webcast on KapStone’s website, http://www.kapstonepaper.com, or for those unable to access the webcast, the following dial-in numbers are available:

Domestic:  866-515-2910

International: 617-399-5124
Participant Passcode:  74069294

A presentation to be viewed in conjunction with the call will also be available on our website, http://www.kapstonepaper.com, in the “Investors” section.

Replay of the webcast will be available for 30 days on the Company’s website following the call.

About the Company

Headquartered in Northbrook, IL, KapStone Paper and Packaging Corporation is the fifth largest producer of containerboard and corrugated packaging products and is the largest kraft paper producer in the United States. The Company has four paper mills, 21 converting plants and 60 distribution centers. The business has approximately 6,400 employees.

Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures, including “EBITDA”, “Adjusted EBITDA”, “Adjusted Net Income”, and “Adjusted Diluted EPS” to measure our operating performance. Management uses these measures to focus on the on-going operations, and believes it is useful to investors because they enable them to perform meaningful comparisons of past and present operating results. The Company believes that EBITDA and Adjusted EBITDA provide useful information to investors because they improve the comparability of the financial results between periods and provide for greater transparency to key measures used to evaluate the performance and liquidity of the Company. Management uses EBITDA and Adjusted EBITDA for evaluating the Company’s performance against competitors and as a primary measure for employees’ incentive programs. Reconciliations of Net Income to EBITDA, EBITDA to Adjusted EBITDA, Net Income to Adjusted Net Income, Basic EPS to Adjusted Basic EPS, and Diluted EPS to Adjusted Diluted EPS are included in the financial schedules contained in this press release. However, these measures should not be construed as an alternative to any other measure of performance determined in accordance with GAAP.

Forward-Looking Statements

Statements in this news release that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can often be identified by words such as “may,” “will,” “should,” “would,’ “expect,” “project,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “outlook,” or “continue,” the negative of these terms or other similar expressions. These statements reflect management’s current views and are subject to risks, uncertainties and assumptions, many of which are beyond the Company’s control that could cause actual results to differ materially from those expressed or implied in these statements. Factors that could cause actual results to differ materially include, but are not limited to: (1) industry conditions; (2) market and economic factors; (3) results of legal proceedings and compliance costs; (4) the ability to achieve and effectively manage growth; (5) the ability to pay the Company’s debt obligations; (6) the ability to carry out the Company’s strategic initiatives and manage associated costs; (7) managing labor relations and (8) realizing the synergies and benefits of the Victory Packaging acquisition. Further information on these and other risks and uncertainties is provided under Part I, Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, under Part II, Item 1.A. “Risk Factors” in the Company’s Quarterly Reports on Form 10-Q for the quarters ended June 30, 2015 and September 30, 2015, and elsewhere in reports that the Company files with the SEC. These filings can be found on KapStone’s Web site at http://www.kapstonepaper.com and the SEC’s Web site at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and the Company disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.

KapStone Paper and Packaging Corporation
Consolidated Statements of Income
(In thousands, except share and per share amounts)
(Preliminary and unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Net sales	$764,238	$563,413	$2,789,345	$2,300,920

Cost and expenses:
Cost of sales, excluding depreciation and amortization	560,743	387,397	1,982,686	1,551,531
Depreciation and amortization	47,562	34,968	162,179	136,548
Freight and distribution expenses	66,528	44,072	234,469	175,901
Selling, general and administrative expenses	60,592	34,638	210,844	137,009
Operating income	28,813	62,338	199,167	299,931

Foreign exchange gain / (loss)	(852)	(363)	(2,556)	(1,222)
Loss on debt extinguishment	590	2,654	1,218	5,617
Interest expense, net	9,303	7,192	33,759	32,491
Income before provision for income taxes	18,068	52,129	161,634	260,601
Provision for income taxes	6,244	18,026	55,248	88,686
Net income	$11,824	$34,103	$106,386	$171,915

Net income per share:
Basic	$0.12	$0.36	$1.11	$1.79
Diluted	$0.12	$0.35	$1.09	$1.76

Weighted-average number of shares outstanding:
Basic	96,321,138	96,025,480	96,257,749	95,900,179
Diluted	97,663,564	97,562,816	97,635,539	97,459,184

Effective income tax rate	34.6%	34.6%	34.2%	34.0%

Net Income (GAAP) to EBITDA (Non-GAAP) to Adjusted EBITDA (Non-GAAP):

Net income (GAAP)	$11,824	$34,103	$106,386	$171,915
Interest expense, net	9,303	7,192	33,759	32,491
Provision for income taxes	6,244	18,026	55,248	88,686
Depreciation and amortization	47,562	34,968	162,179	136,548
EBITDA (Non-GAAP)	$74,933	$94,289	$357,572	$429,640

Stock-based compensation expense	1,713	1,326	9,835	6,956
Longview integration expenses	946	3,174	2,520	6,524
Victory Packaging acquisition expenses	2,690	—	13,062	—
Voluntary separation plan and severance	102	563	5,076	6,846
Longview work stoppage	673	—	15,137	—
Loss on debt extinguishment	590	2,654	1,218	5,617
Adjusted EBITDA (Non-GAAP)	$81,647	$102,006	$404,420	$455,583

Net Income (GAAP) to Adjusted Net Income (Non-GAAP):
Net income (GAAP)	$11,824	$34,103	$106,386	$171,915
Stock-based compensation expense	1,120	869	6,432	4,556
Longview integration and other expenses	619	2,079	1,648	4,273
Victory Packaging acquisition expenses	1,759	—	8,543	—
Voluntary separation plan and severance	67	369	3,320	4,484
Longview work stoppage	440	—	9,900	—
Acquisition tax adjustments	—	830	398	551
Loss on debt extinguishment	386	1,738	797	3,679
Adjusted Net Income (Non-GAAP)	$16,215	$39,988	$137,424	$189,458

Basic EPS (GAAP) to Adjusted Basic EPS (Non-GAAP):
Basic EPS (GAAP)	$0.12	$0.36	$1.11	$1.79
Stock-based compensation expense	0.01	0.01	0.07	0.05
Longview integration and other expenses	0.01	0.02	0.02	0.04
Victory Packaging acquisition expenses	0.02	—	0.09	—
Voluntary separation plan and severance	—	—	0.03	0.05
Longview work stoppage	0.01	—	0.11	—
Acquisition tax adjustments	—	0.01	—	0.01
Loss on debt extinguishment	—	0.02	—	0.04
Adjusted Basic EPS (Non-GAAP)	$0.17	$0.42	$1.43	$1.98

Diluted EPS (GAAP) to Adjusted Diluted EPS (Non-GAAP):
Diluted earnings per share (GAAP)	$0.12	$0.35	$1.09	$1.76
Stock-based compensation expense	0.01	0.01	0.07	0.05
Longview integration and other expenses	0.01	0.02	0.02	0.04
Victory Packaging acquisition expenses	0.02	—	0.09	—
Voluntary separation plan and severance	—	—	0.03	0.05
Longview work stoppage	0.01	—	0.11	—
Acquisition tax adjustments	—	0.01	—	—
Loss on debt extinguishment	—	0.02	—	0.04
Adjusted Diluted EPS (Non-GAAP)	$0.17	$0.41	$1.41	$1.94

KapStone Paper and Packaging Corporation
Consolidated Balance Sheets
(In thousands)

	December 31,	December 31,
	2015	2014
	(Preliminary and unaudited)
Assets
Current assets:
Cash and cash equivalents	$6,821	$28,467
Trade accounts receivable, net of allowances	363,869	228,740
Other receivables	18,732	12,833
Inventories	335,903	238,329
Prepaid expenses and other current assets	28,932	7,172
Total current assets	754,257	515,541

Plant, property and equipment, net	1,406,146	1,386,670
Other assets	12,532	10,135
Intangible assets, net	344,583	110,077
Goodwill	704,592	533,851
Total assets	$3,222,110	$2,556,274

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings	$6,400	$—
Dividend payable	9,862	9,911
Accounts payable	196,491	149,600
Accrued expenses	73,138	48,340
Accrued compensation costs	64,149	62,491
Accrued income taxes	15	6,477
Total current liabilities	350,055	276,819

Long-term debt, net of current portion	1,543,748	1,046,063
Pension and post-retirement benefits	40,510	32,800
Deferred income taxes	418,479	414,283
Other liabilities	24,038	8,182
Total other liabilities	2,026,775	1,501,328

Stockholders’ equity:
Common stock $0.0001 par value	10	10
Additional paid-in capital	266,220	255,505
Retained earnings	642,306	574,601
Accumulated other comprehensive (loss) income	(63,256)	(51,989)
Total stockholders’ equity	845,280	778,127
Total liabilities and stockholders’ equity	$3,222,110	$2,556,274

KapStone Paper and Packaging Corporation
Consolidated Statements of Cash Flows
(In thousands)
(Preliminary and unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Operating activities:
Net income	$11,824	$34,103	$106,386	$171,915
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	47,562	34,968	162,179	136,548
Stock-based compensation expense	1,713	1,326	9,835	6,956
Pension and postretirement	(2,803)	(1,584)	(11,182)	(11,523)
Excess tax benefits from stock-based compensation	(131)	311	(1,649)	(2,649)
Amortization of debt issuance costs	1,182	1,281	5,546	5,696
Loss on debt extinguishment	590	2,654	1,218	5,617
Loss on disposal of fixed assets	946	3,049	951	4,252
Inventory step-up expense	—	—	5,800	—
Deferred income taxes	4,601	3,622	11,042	2,455
Changes in operating assets and liabilities	20,325	27,419	(27,669)	(6,069)
Net cash provided by operating activities	$85,809	$107,149	$262,457	$313,198

Investing activities:
Victory Packaging acquisition	—	—	(617,046)	—
Capital expenditures	(31,861)	(24,865)	(126,756)	(137,232)
Net cash used in investing activities	$(31,861)	$(24,865)	$(743,802)	$(137,232)

Financing activities:
Proceeds from revolving credit facility	$81,800	$—	$350,000	$97,900
Repayments on revolving credit facility	(77,400)	—	(343,600)	(97,900)
Proceeds from receivables credit facility	21,740	—	134,701	175,000
Repayments on receivables credit facility	(17,639)	(8,000)	(36,088)	(8,000)
Repayments of long-term debt	(51,750)	(150,000)	(116,438)	(328,525)
Proceeds from long-term debt	—	—	519,763	—
Payment of debt issuance and loan amendment costs	—	—	(10,790)	(1,081)
Proceeds from other current borrowings	—	—	6,615	6,300
Repayments of other current borrowings	(2,214)	(1,162)	(6,615)	(6,300)
Cash dividends paid	(9,631)	(223)	(38,729)	(223)
Payment of withholding taxes on vested stock awards	(48)	—	(2,508)	(1,755)
Proceeds from exercises of stock options	118	230	896	869
Proceeds from issuance of shares to ESPP	(1)	—	843	600
Excess tax benefits from stock-based compensation	131	(311)	1,649	2,649
Net cash provided by (used in) financing activities	$(54,894)	$(159,466)	$459,699	$(160,466)

Net increase / (decrease) in cash and cash equivalents	(946)	(77,182)	(21,646)	15,500
Cash and cash equivalents-beginning of period	7,767	105,649	28,467	12,967
Cash and cash equivalents-end of period	$6,821	$28,467	$6,821	$28,467

KapStone Paper and Packaging Corporation
Operating Segment Information
(In thousands)
(Preliminary and unaudited)

	Net Sales			Operating	Depreciation		Total Assets
Three Months Ended December 31, 2015	Trade	Inter- segment	Total	Income (Loss)	and Amortization	Capital Expenditures	at Dec. 31, 2015
Paper and Packaging	$522,815	$13,864	$536,679	$33,691	$40,640	$26,627	$2,489,683
Distribution (a)	241,423	—	241,423	7,860	5,641	1,664	675,204
Corporate	—	—	—	(12,738)	1,281	3,570	57,223
Intersegment eliminations	—	(13,864)	(13,864)	—	—	—	—
	$764,238	$—	$764,238	$28,813	$47,562	$31,861	$3,222,110

	Net Sales			Operating	Depreciation		Total Assets
Three Months Ended December 31, 2014	Trade	Inter- segment	Total	Income (Loss)	and Amortization	Capital Expenditures	at Dec. 31, 2014
Paper and Packaging	$563,413	$—	$563,413	$70,620	$34,199	$21,534	$2,505,896
Distribution (a)	—	—	—	—	—	—	—
Corporate	—	—	—	(8,282)	769	3,331	50,378
Intersegment eliminations	—	—	—	—	—	—	—
	$563,413	$—	$563,413	$62,338	$34,968	$24,865	$2,556,274

	Net Sales			Operating	Depreciation
Year Ended December 31, 2015	Trade	Inter- segment	Total	Income (Loss)	and Amortization	Capital Expenditures
Paper and Packaging	$2,206,396	$22,280	$2,228,676	$224,012	$145,363	$108,599
Distribution (a)	582,949	—	582,949	20,719	13,108	3,190
Corporate	—	—	—	(45,564)	3,708	14,967
Intersegment eliminations	—	(22,280)	(22,280)	—	—	—
	$2,789,345	$—	$2,789,345	$199,167	$162,179	$126,756

	Net Sales			Operating	Depreciation
Year Ended December 31, 2014	Trade	Inter- segment	Total	Income (Loss)	and Amortization	Capital Expenditures
Paper and Packaging	$2,300,920	$—	$2,300,920	$334,753	$133,302	$128,593
Distribution (a)	—	—	—	—	—	—
Corporate	—	—	—	(34,822)	3,246	8,639
Intersegment eliminations	—	—	—	—	—	—
	$2,300,920	$—	$2,300,920	$299,931	$136,548	$137,232

(a) Reflects Victory Packaging acquisition as of June 1, 2015

KapStone Paper and Packaging Corporation
Operating Segment EBITDA and Adjusted EBITDA
(In thousands)
(Preliminary and unaudited)

	Quarter Ended December 31,		Year Ended December 31,
Paper and Packaging	2015	2014	2015	2014
Segment income*	$33,225	$70,257	$222,844	$333,531
Depreciation and amortization	40,640	34,199	145,363	133,302
EBITDA	73,865	104,456	368,207	466,833
Longview work stoppage	673	—	15,137	—
Voluntary separation and severance	102	563	5,076	6,846
Longview integration expenses	946	3,174	2,520	6,524
Adjusted EBITDA	$75,586	$108,193	$390,940	$480,203
Adjusted EBITDA margin	14.1%	19.2%	17.5%	20.9%

	Quarter Ended December 31,		Year Ended December 31,
Distribution	2015	2014	2015	2014
Segment income*	$7,474	$—	$19,331	$—
Depreciation and amortization	5,641	—	13,108	—
EBITDA	13,115	—	32,439	—
Inventory step-up expense	440	—	5,800	—
Acquisition expenses	620	—	620	—
Severance	65		168
Adjusted EBITDA	$14,240	$—	$39,027	$—
Adjusted EBITDA margin	5.9%	—	6.7%	—

	Quarter Ended December 31,		Year Ended December 31,
Corporate	2015	2014	2015	2014
Segment income / (loss) **	$(13,328)	$(10,936)	$(46,782)	$(40,439)
Depreciation and amortization	1,281	769	3,708	3,246
EBITDA	(12,047)	(10,167)	(43,074)	(37,193)
Stock-based compensation expense	1,713	1,326	9,835	6,956
Victory Packaging acquisition expenses	2,070	—	6,642	—
Loss on debt extinguishment	590	2,654	1,218	5,617
Adjusted EBITDA	$(7,674)	$(6,187)	$(25,379)	$(24,620)

*   Includes foreign exchange losses

** Includes loss on debt extinguishment